UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2023

CARDINAL ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E., Union City, IN 47390
(Address of principal executive offices)

(765) 964-3137
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement

On January 16, 2023, Cardinal One Carbon Holdings, LLC, a wholly owned subsidiary of Cardinal Ethanol, LLC, entered into a Partnership Agreement (the "LPA") with Vault CCS Holdings LP pursuant to which Cardinal One Carbon Holdings, LLC and Vault CCS Holdings LP have formed a joint venture operating under the name of One Carbon Partnership Holdings LP (the "Limited Partnership"). The purpose of the joint venture is to investigate and pursue carbon dioxide capture and underground sequestration (the "Project"). The LPA governs the rights, duties and responsibilities of the parties in connection with the ownership of the Limited Partnership. Cardinal One Carbon Holdings, LLC owns a 50% limited partnership interest in the Limited Partnership. The LPA contemplates that Cardinal One Carbon Holdings, LLC and Vault CCS Holdings LP will make capital contributions to fund the Project and receive distributions in accordance with their respective ownership interests. As of January 16, 2023, Cardinal One Carbon Holdings, LLC has made capital contributions of $1,150,000 to the LP. It is currently expected that the Project will require Cardinal One Carbon Holdings, LLC to invest up to $20,000,000 to reach commercial operations. However, the Project is still in its early stages and is subject to many variables that could have a material effect on its feasibility and the parties' ability to complete the Project.

In addition, on the same date, Cardinal One Carbon Holdings, LLC and Vault CCS Holdings LP entered into an Amended and Restated Limited Liability Company Agreement (the "LLCA") of One Carbon Partnership GP LLC (the "GP"). The purpose of the GP is to serve as the general partner of the Limited Partnership. Cardinal One Carbon Holdings, LLC and Vault CCS Holdings LP each own 50% of the GP and have the right to appoint three directors to the board of directors of the GP. Such directors may only be removed or replaced by the member that appointed them. Actions taken by the board of directors must be approved by a majority of the directors. Vault CCS Holdings LP or its affiliate will be responsible for management of construction of the Project and day-to-day operations. Certain material actions require approval by the board of directors of the GP.

The foregoing summaries of the LPA and LLCA do not purport to be complete and are subject to, and qualified in their entirety, by reference to the LPA and the LLCA which are filed as exhibits hereto.

Item 9.01 Financial Statements and Exhibits

(a)None.

(b)None.

(c)None.

(d)Exhibits.

Exhibit No.    Description

99.1	Partnership Agreement of One Carbon Partnership Holdings LP **
99.2	Amended and Restated Limited Liability Company Agreement of One Carbon Partnership GP LLC **
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

**Confidential Information Redacted

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: January 20, 2023	/s/ William Dartt
William Dartt, Chief Financial Officer
(Principal Financial Officer)